Exhibit 99.2

INTERCLOUD SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION

The following unaudited pro forma combined condensed balance sheet as of September 30, 2013, and the unaudited pro forma combined condensed results of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, are derived from the combined historical financial statements of InterCloud Systems, Inc. (the “Company or “Intercloud”) and IPC, and have been prepared to give effect to the acquisition of by the Company and IPC as of September 30, 2013.  The unaudited pro forma combined statements of operations are presented as if the acquisition of IPC by InterCloud had occurred on January 1, 2012.

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP). The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transactions have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. Pro forma adjustments reflect those adjustments which are factually determined and also include the impact of contingencies that will not be finally determined until the resolution of the contingency.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical result that would have been obtained.  The data is not indicative of the operating results or financial position that would have occurred if the transactions had been consummated as of January 1, 2012.  Since the entities were not under common control or management for any period presented, the unaudited pro forma condensed combined condensed financial results may not be comparable to, or indicative of, future performance.

These unaudited pro forma condensed combined financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for the Company included in its Form 10-K/A filed on October 16, 2013, (ii) the historical consolidated financial results of the Company included in its Form 10-Q filed on November 14, 2013 and (iii) the historical financial statements of IPC incorporated by reference in this Form 8-K, as amended.

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Balance Sheets
As of September 30, 2013

	InterCloud Systems, Inc.	Historical IPC	Proforma Adjustments Acquisitions		Proforma Combined
ASSETS
Current assets;
Cash and cash equivalents	$3,361,231	$468,635	$-		$3,829,866
Accounts receivable, net of allowances	11,152,355	5,126,112	-		16,278,467
Inventory		22,895	-		22,895
Deferred loan costs	1,116,750	-	-		1,116,750
Notes receivable	400,000	-	-		400,000
Prepaid taxes	50,296	-	-		50,296
Prepaid registration fees	2,227,162	-	-		2,227,162
Other current assets	344,439	546,989	-		891,428
Total current assets	18,652,233	6,164,631	-		24,816,864

Property, plant & equipment, net	570,089	16,018	-		586,107
Goodwill	24,619,457	-	12,007,835	(d)	36,627,292
Intangible assets, net	13,050,899	-	11,513,000	(c)	24,563,899
Deferred loan costs, net of current portion	1,277,662	-	-		1,277,662
Deposits	313,331	-	-		313,331
Other assets	-	46,648	-		46,648

Total assets	$58,483,671	$6,227,297	$23,520,835		$88,231,803

LIABILITIES AND STOCKHOLDERS' DEFECIT (EQUITY)
Current liabilities:
Accounts payable and accrued expenses	$9,027,830	$2,780,598	$-		$11,808,428
Deferred revenue	75,386	868,236	(217,059	)(e)	726,563
Income taxes payable	-	-	-		-
Bank debt, current portion	366,644	-	-		366,644
Notes, related parties	1,760,398	-	-		1,760,398
Notes, acquisitions	2,741,546	-	19,706,214	(a, h)	22,447,760
Contingent consideration	6,898,289	-	-		6,898,289
Term loans, current portion, net of debt discount	5,214,883	-	-		5,214,883
Accrued compensation	-	489,423	-		489,423
Due to related party	-	111,042	-		111,042

Total current liabilities	26,084,976	4,249,299	19,489,155		49,823,430

Other liabilities:
Bank debt, net of current portion	137,784	-	-		137,784
Notes payable, related parties, net of current portion	105,694	-	-		105,694
Deferred tax liability	3,891,876	-	4,498,000	(f)	8,389,876
Term loan payable, net of current portion, net of debt discount	10,896,458	-	-		10,896,458
Long term contingent consideration	-	-	-		-
Deferred revenue	-	64,842	-		64,842
Derivative financial instruments at estimated fair value	620,602	-	-		620,602
Total other liabilities	15,652,414	64,842	4,498,000		20,215,256

Total liabilities	41,737,390	4,314,141	23,987,155		70,038,686

Redeemable common stock, $0.0001 par value,with $12.50 put option, 40,000 and 0 shares issued and outstanding, at December 31, 2012 and December 31, 2011, $500,000 liquidation preference	499,921	-	-		499,921
Redeemable Series F, convertible preferred stock	3,575,000	-	-		3,575,000
Redeemable Series H, convertible preferred stock	1,425,000	-	-		1,425,000
Redeemable Series I, convertible preferred stock	4,187,151	-	-		4,187,151
	9,687,072	-	-		9,687,072

Stockholders' equity
Common stock	514	20	(10	)(b,g)	524
Additional paid in capital	20,452,929	-	1,446,826	(g)	21,899,755
(Accumulated deficit) earnings	(13,522,875)	1,913,136	(1,913,136	)(b)	(13,522,875)

Total InterCloud Systems, Inc. stockholders' equity	6,930,568	1,913,156	(466,320)		8,377,404

Non-controlling interest	128,641	-	-		128,641

Total stockholders' equity	7,059,209	1,802,792	(466,320)		8,506,045

Total liabilities, non-controlling interest and stockholders' equity	$58,483,671	$6,227,297	$23,520,835		$88,231,803

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Statement of Operations
For the Nine Months Ended September 30, 2013

		Pre-Acquisition	Proforma
	InterCloud	Results	Adjustments	Proforma	Historical	Proforma		Proforma
	Systems	AW Solutions	(Note 4)	Combined	IPC	(Note 4)		Combined
Revenues	$42,916,458	$3,196,388	$-	$46,112,846	$18,226,727	$-		$64,339,573
Cost of Revenues	29,532,506	2,034,646	-	31,567,152	14,146,765	-		45,713,917
Gross profit	13,383,952	1,161,742	-	14,545,694	4,079,962	-		18,625,656

Operating expenses:
Depreciation and amortization	817,690	12,500	134,682 (dd)	964,872	-	613,500	(i)	1,578,372
Salaries and wages	5,184,551	136,793	-	5,321,344	-	-		5,321,344
Change in fair value of contingent consideration	(794,758)	-	-	(794,758)	-	-		(794,758)
General and administrative	4,972,032	436,968	-	5,409,000	2,793,347	(92,000	)(j)	8,110,347
Total operating expenses	10,179,515	586,261	134,682	10,900,458	2,793,347	521,500		14,215,305
Income from operations	3,204,437	575,481	(134,682)	3,645,236	1,286,615	(521,500)		4,410,351

Other income (expenses):
Changes in fair value of derivative	(412,008)	-	-	(412,008)	-	-		(412,008)
Interest expense	(3,118,490)	(920)	-	(3,119,410)	-	(375,293	)(k)	(3,494,703)
Other income	80,113	-	-	80,113	-	-		80,113
Total other expense	(3,450,385)	(920)	-	(3,451,305)	-	(375,293)		(3,826,598)
(Loss) income before benefit for income taxes	(245,948)	574,561	(134,682)	193,931	1,286,615	(896,793)		583,753

(Benefit from) Provision for income taxes	(256,830)	18,192	153,751 (jj)	(84,887)	-	152,031	(kk)	67,144
Net Income	10,882	556,369	(288,433)	278,818	1,286,615	(1,048,824)		516,610

Net loss attributable to non-controlling interest	(57,210)	-	-	(57,210)	-	-		(57,210)
Net (loss) income attributable to InterCloud Systems, Inc	(46,328)	556,369	(288,433)	221,608	1,286,615	(1,048,824)		459,400

Less dividends on preferred stock	(1,020,764)	-	-	(1,020,764)	-	-		(1,020,764)
Net loss (income) attributable to InterCloud Systems, Inc common stock holders	$(1,067,092)	$556,369	$(288,433)	$(799,156)	$1,286,615	$(1,048,824)		$(561,365)

Loss per share attributable to InterCloud Systems, Inc. common stockholders:
Basic	$(0.49)							$(0.23)
Diluted	$(0.49)							$(0.23)

Basic weighted average number of common shares outstanding	2,197,700	183,474 (hh)				78,396	(hh)	2,459,570

Diluted weighted average number of common shares outstanding	2,197,700	183,474				78,396		2,459,570

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Statement of Operations
Year ended December 31, 2012

		Pre-Acquisition Results Adex	Pre-Acquisition Results TNS		Historical AW Solutions	Proforma			Historical	Proforma
	InterCloud	(acquired	(acquired		(acquired	Adjustments		Proforma	Integration	Adjustments		Proforma
	Systems	9/17/12)	9/17/12)		4/15/13)	(Note 4)		Combined	Partners	(Note 4)		Combined
Revenues	$17,235,585	$22,385,256	$1,876,731		$8,284,771	$-		$49,782,343	$26,374,927	$-		$76,157,270
Cost of Revenues	12,059,099	18,314,827	1,108,050		4,812,672	-		36,294,648	19,539,774	-		55,834,422
Gross profit	5,176,486	4,070,429	768,681		3,472,099	-		13,487,695	6,835,153	-		20,322,848

Operating expenses:
Depreciation and amortization	348,172	-	1,327		54,316	859,429	(aa,cc)	1,263,244	-	818,000	(i)	2,081,244
Salaries and wages	3,802,158	-	588,301		537,736	-		4,928,195	-	-		4,928,195
General and administrative	3,788,015	4,726,709	120,798		1,088,900	(613,000	)(bb,dd)	9,111,422	4,082,630	(107,000	)(j)	13,087,052
Total operating expenses	7,938,345	4,726,709	710,426		1,680,952	246,429		15,302,861	4,082,630	711,000		20,096,491
(Loss) income from operations	(2,761,859)	(656,280)	58,255		1,791,147	(246,429)		(1,815,166)	2,752,523	(711,000)		226,357

Other income (expenses):
Changes in fair value of derivative instrument	198,908	-	-		-	-		198,908	-	-		198,908
Interest expense	(1,699,746)	-	-		(14,285)	(1,335,967	)(ee,ff,gg)	(3,049,998)	-	(500,390	)(k)	(3,550,388)
Interest income	-	-	-		-	-		-	37	-		37
Equity in loss attributable to affiliate	(50,539)	-	-		-	-		(50,539)	-	-		(50,539)
Net gain from deconsolidation of Digital subsidiary and write-off of related investment in subsidiary	453,514	-	-		-	-		453,514	-	-		453,514
Other		(32,812)	-		-	-		(32,812)		-		(32,812)
Total other (expense) income	(1,097,863)	(32,812)	-		(14,285)	(1,335,967)		(2,480,927)	37	(500,390)		(2,981,280)
(Loss) income before benefit for income taxes	(3,859,722)	(689,092)	58,255		1,776,862	(1,582,396)		(4,296,093)	2,752,560	(1,211,390)		(2,754,923)

Provision (Benefit) for income taxes	(2,646,523)	-	-		187,924	(277,249	)(ee,ii)	(2,534,467)	-	680,538		(2,055,310)
Net (loss) income	(1,213,199)	(689,092)	58,255		1,588,938	(1,305,147)		(1,761,626)	2,752,560	(1,891,928)		(16,657)

Net loss attributable to non-controlling interest	(16,448)	-	-		-	-		(16,448)	-	-		(16,448)
Net (loss) income attributable to InterCloud Systems, Inc	(1,229,647)	(689,092)	58,255		1,588,938	(1,305,147)		(1,778,074)	2,752,560	(1,891,928)		(699,613)

Less dividends on preferred stock	(843,215)	-	-		-			(843,215)	-	-		(843,215)
Net loss (income) attributable to InterCloud Systems, Inc common stock holders	$(2,072,862)	$(689,092)	$58,255		$1,588,938	$(1,305,147)		$(2,419,908)	$2,752,560	$(1,891,928)		$(1,559,276)

Loss per share attributable to InterCloud Systems, Inc. common stockholders:
Basic	$(5.34)											$(2.22)
Diluted	$(5.34)											$(2.22)

Basic weighted average number of common shares outstanding	388,389		7,104	(hh)	203,735	(hh)				104,528	(hh)	703,756
Diluted weighted average number of common shares outstanding	388,389		7,104		203,735					104,528		703,756

INTERCLOUD SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.      Description of Transaction

Integration Partners is a value added reseller and managed service provider that consults, designs, builds, implements, and services IT and telecommunication networks for enterprise and service provider networks.

Effective as of January 1, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), consummated the acquisition of all of the outstanding capital stock of Integration Partners-NY Corporation, a New Jersey corporation (“IPC”).  As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2013, the acquisition of IPC was effected pursuant to the terms of a Stock Purchase Agreement, dated as of December 12, 2013 (the “IPC Agreement”), by and among the Company, IPC, and Barton F. Graf, Jr. (“Graf”), David C. Nahabedian (“Nahabedian”) and Frank Jadevaia (“Jadevaia”), as the sole shareholders of IPC (each of Graf, Nahabedian and Jadevaia, a “Seller” and collectively, the “Sellers”).  On January 1, 2014, we entered into an amendment to the IPC Agreement (the “Amendment”), pursuant to which, among other things, the IPC Agreement was amended to provide that one-third (1/3) of the amount of the purchase price to be placed in escrow in the form of shares of our common stock and cash. The purchase price for the acquisition is payable as follows:

•	an aggregate of $12,509,747 was paid to Nahabedian and Graf;

•	a convertible promissory note was issued to Jadevaia in the original principal amount of $6,254,873 (the “Jadevaia Note”);

•	45,676 shares of our common stock will be issued to Jadevaia or his designee(s);

•	5,886 shares of our common stock will be issued to each of Nahabedian and Graf or their respective designee(s); and

$941,594 was placed in escrow, and 47,080 shares of our common stock will be issued in the name of Jadevaia or his designee(s) and placed in escrow, with Christiana Trust, a division of Wilmington Savings Society, FSB, as escrow agent, securing the parties’ indemnification and certain other obligations under the IPC Agreement.

As additional earn-out consideration, pursuant to the terms of the IPC Agreement, as amended by the Amendment, we will pay to Jadevaia an amount equal to (i) the product of 0.6 multiplied by the EBITDA of IPC for the 12-month period beginning on January 1, 2014 (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the closing trailing-twelve-month EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference, which amount will be payable in cash, or at our election, shares of our common stock.

The Jadevaia Note accrues interest at the rate of 8% per annum, and all principal and interest accruing thereunder is due and payable on December 31, 2014.  At the election of Jadevaia, the Jadevaia Note is convertible into shares of our common stock at a conversion price of $16.99 per share (subject to equitable adjustments for stock dividends, stock splits, recapitalizations and other similar events).  Beginning on July 1, 2014, if our common stock is trading at a price of greater than or equal to $16.99 for ten consecutive trading days, we may elect to force the conversion of the Jadevaia Note.

Prior acquisitions and related adjustments

Since January 1, 2012, we have completed the following acquisitions:

•
ADEX Corporation (ADEX) In September 2012, we acquired ADEX, an Atlanta-based provider of engineering and installation services and staffing solutions and other services to the telecommunications industry.  ADEX’s managed solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

•
T N S, Inc. (TNS)  In September 2012, we also acquired TNS, a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  TNS extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

•
AW Solutions, Inc. (AW Solutions) In April 2013, we acquired AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

Debt Financing

On September 17, 2012, we entered into the MidMarket loan agreement, pursuant to which we received a new term loan of $13,000,000 with an interest rate of 12% per annum.

2.      Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.  This historical information includes the following:

Balance Sheet as of September 30, 2013

The unaudited pro forma combined condensed balance sheet for the Company, as of September 30, 2013, includes historical information related to the acquisition of IPC as if the transaction occurred on September 30, 2013.

Income Statement as of September 30, 2013

The unaudited pro forma combined condensed income statement for the Company, as of September 30, 2013, includes historical information related to the acquisitions of AW Solutions and IPC as if the transaction occurred on January 1, 2012.

Income Statement as of December 31, 2012

The pro forma combined condensed income statement for the Company, as of December 31, 2012, includes historical information related to the acquisitions of ADEX, TNS, AW Solutions and IPC as well as information related to the debt financing, as noted above, as if the transactions occurred as of January 1, 2012.

IPC Transaction

At this time, the Company has not performed detailed valuation analyses to determine the fair values of IPC assets and liabilities.  Accordingly, the pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of January 1, 2014, the date the transaction, and will be reflected in the Company's annual report on Form 10-Q for the quarter ended March 31, 2014. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma combined condensed financial information.

The unaudited pro forma combined financial statements of the Company, having acquired all the outstanding shares of IPC, have been prepared on the basis of assumptions relating to the IPC Agreement.

3.      Consideration Transferred and Purchase Price Allocation

Effective as of January 1, 2014, the Company consummated the acquisition of all of the outstanding capital stock of IPC for the following consideration:

Cash	13,451,341
Stock	1,446,836
Convertible note	6,254,873
Total consideration	$21,153,050

Common stock shares issued	104,528

Common stock value	10
APIC value	1,446,826

A summary of the preliminary purchase price allocation is as follows.

Current assets	$6,164,631
Goodwill	12,007,835
Intangible assets
Customer list/relationships	6,630,000
Tradenames	4,418,000
Non-competes	465,000
Property and equipment	16,018
Other assets	46,648
Current liabilities	(4,249,299)
Adjustment for deferred revenue to fair value	211,059
Deferred revenue, net of current portion	(64,842)
Long term deferred tax liability	(4,498,000)

Total allocation of consideration	$21,153,050

The amounts assigned to IPC’s identifiable tangible and intangible assets are based on their respective estimated fair value determined as of the acquisition date of January 1, 2014.  The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $12,007,835.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

Current assets acquired from IPC relate to accounts receivable and other current assets.

4.      Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

Adjustments related to the IPC acquisition, are included in the Balance Sheet as of September 30, 2013 and Income Statement as of September 30, 2013, are as follows:

(a)
To record $13,451,341cash to be paid at closing for the acquisition, this amount was recorded as a notes payable on the September 31, 2013 pro forma balance sheet, as the Company did not have available funds to complete the acquisition as of September 30, 2013, but raised debt in the fourth quarter of 2013. The cash consideration includes $941,594, placed in escrow for twelve months, which represents 7% consideration.

(b)	Represents the elimination of the equity of the acquired entity;
(c)	To reflect the estimated fair value of identifiable intangible assets, customer list of $6,630,000, non-compete agreements of $465,000 and trade name of $4,418,000;
(d)	To reflect goodwill of $12,007,835;
(e)	To record an adjustment for deferred revenue to fair value;
(f)	To record a deferred tax liability of $4,498,000 for acquired intangible assets of $11,513,000 at an assumed tax rate of 39%;
(g)
To record the fair value of common stock issued as consideration at the closing, $1,446,836.  The shares were issued at a price of $16.99 and $10.00 per share, resulting in 104,528 shares issued as consideration.  The common stock value was $10 and the additional paid in capital issued was $1,446,826;

(h)	To record the issuance of a note payable as part of the consideration in the amount of $6,254,873;
(i)
Adjustment to record amortization expense for the identifiable intangible assets of approximately $818,000 for the period of January 1, 2012 through December 31, 2102, as if the acquisition had occurred on January 1, 2012 and $613,500 for the period of January 1, 2013 through September 30, 2013, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life on the identifiable intangible assets acquired is approximately 8.67 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method;

(j)	To record the incremental costs of the IPC acquisition of $107,000 in 2012 and $92,000 in 2013.

(k)	To record the incremental costs of the interest on the note issued in the acquisition of $500,390 in the year ended December 31, 2012 and $375,293 in the nine months ended September 30, 2013.

Adjustments related to the Income Statement as of December 31, 2012 include:

ADEX adjustments

The amounts assigned to ADEX identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of September 17, 2012.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and totaled $10,474,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350, Intangibles – Goodwill and Other (ASC-350).

We assigned the $6,316,000 of value ascribed to identifiable intangible assets to customer relationships of $3,309,000, which are being amortized over their useful lives of ten years, non-compete agreements of $116,000, which are being amortized over two years, and trade names of $2,891,000, which are considered to have indefinite lives.

(aa)
Adjustment to record amortization expense for the identifiable intangible assets of $3,425,000 for the period of January 1, 2012 through September 17, 2012, the acquisition date, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.8 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight-line method.

(bb)	Adjustment to reverse ADEX acquisition-related costs of $573,000.

TNS adjustments

The amounts assigned to TNS identifiable tangible assets are based on their respective estimated fair values determined as of acquisition date of September 17, 2012.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and totaled $4,003,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350.

We assigned the $2,219,000 of value ascribed to identifiable intangible assets to customer relationships of $1,790,000, which are being amortized over their useful lives of ten years, non-compete agreements of $80,000, which are being amortized over two years, and trade names of $349,000, which are considered to have indefinite lives.

(cc)
Adjustment to record amortization expense for the identifiable intangible assets of $1,870,000 for the period of January 1, 2012 through September 17, 2012, the acquisition date, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.5 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight-line method.

AW Solutions

(dd)
Adjustment to record amortization expense of $461,767 for the identifiable intangible assets of approximately $3,752,000 for the period of January 1, 2012 through December 31, 2102, as if the acquisition had occurred on January 1, 2012 and $134,682 for the period of January 1, 2013 through April 151, 2013, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life on the identifiable intangible assets acquired is approximately 9.31 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method;

Debt Financing

(ee)
Adjustment to record interest expense of $1,105,000 on the new term loan of $13,000,000 at an interest rate of 12% per annum for the period of January 1, 2012 to September 17, 2012, the date of the loan, as well as the associated tax benefit of approximately $431,000 based on a statutory tax rate of approximately 39%.

(ff)	Adjustment to record interest expense of $204,000 on the amortization of deferred loan costs for the period of January 1, 2012 through September 17, 2012, the date of the loan.

(gg)
Adjustment to record interest expense of $26,967 on the amortization of debt discount on the notes issued under the MidMarket Loan Agreement for the period of January 1, 2012 through September 17, 2012, the date of the loan. We have included the warrants as a debt discount and are amortizing the discount over the life of the loan.

Pro forma Shares

(hh)
The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share assumes the following as of the first day of the period:

The issuance of an aggregate of 104,538 shares of common stock in connection with the acquisition of IPC, the issuance of 203,735 shares of common stock in connection with our acquisition of AW Solutions and an aggregate of 10,000 shares of common stock in connection with our acquisition of TNS.

The calculation of the basic weighted average number of common shares outstanding for the year ended December 31, 2012 is as follows:

For the year ended
December 31, 2012
Weighted average common shares outstanding as of December 31, 2012	388,389
Shares issued with the TNS acquisition adjusted to January 1, 2012	7,104
Shares issued with the AWS acquisition as of January 1, 2012	203,735
Shares issued with the IPC acquisition as of January 1, 2012	104,528

Pro forma weighted average common shares outstanding	703,756

The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share for the nine months ended September 30, 2013 assumes the following as of the first day of the period:

The issuance of an aggregate of 104,538 shares of common stock in connection with the acquisition of IPC, the issuance of 203,735 shares of common stock in connection with our acquisition of AW Solutions and an aggregate of 10,000 shares of common stock in connection with our acquisition of TNS.

The calculation of the basic weighted average number of common shares outstanding for the nine months ended September 30, 2013 is as follows:

For the nine
months ended
September 30, 2013
Weighted average common shares outstanding as of December 31, 2012	2,197,700
Shares issued with the AWS acquisition as of January 1, 2012	183,474
Shares issued with the IPC acquisition as of January 1, 2012	78,396

Pro forma weighted average common shares outstanding	2,459,570

Income Tax Effect of Acquisitions

The following table shows the income tax effect for the period ended December 31, 2012 for each of the completed acquisitions of ADEX, TNS and AWS in 2012 as if they had occurred on January 1, 2012.

Income tax calculation for the period ended December 31, 2012

				Pro forma
	ADEX	TNS	AWS	Adjustments	Total
Income before provision for income taxes	$(689,092)	$58,255	$1,776,862	$246,429	$1,392,454

Income tax provision at 39% statutory rate	(268,746)	22,719	692,976	96,107	543,056

Income tax provision recorded on historical financials			187,924		187,924

Pro forma income tax provisions	$(268,746)	$22,719	$505,052	$96,107	$355,132

(ii)
for the period ended December 31, 2012, the acquired entities and pro forma adjustments would have increased income before income taxes in the amount of $1,392,454.  This resulted in an income tax expense in the amount of $543,056, for which the acquired companies had recorded a provision for income taxes of $187,924, which resulted in a pro forma tax amount of $355,132.

The following table shows the income tax effect for the period ended September 30, 2013 for the completed acquisition of AW Solutions in April 2013, as if such acquisition had occurred on January 1, 2012.

		Pro forma
	AWS	Adjustments	Total
Income before provision for income taxes	$575,561	$(134,682)	$440,879

Income tax provision at 39% statutory rate	224,469	(52,526)	171,943

Income tax provision recored on historical financials	18,192		18,192

Pro forma income tax provisions	$206,277	$(52,526)	$153,751

(jj)
to record an adjustment for income taxes for the period ended September 30, 2013 for the acquisition of AW Solutions completed in April 2013.  AW Solutions had pro forma income before income taxes of $440,879 prior to the date of acquisition.  This would have resulted in an income tax provision of $171,943, for which AW Solutions had recorded a provision for income taxes of $18,192, which resulted in a pro forma tax amount of $153,751.

The following tables show the income tax effect for the periods ended December 31, 2012 and September 30, 2013 for the completed acquisition of IPC in January 2014, as if such acquisition had occurred on January 1, 2012.

Income tax calculation for the year ended December 31, 2012:

		Pro forma
	IPC	Adjustments	Total
Income before provision for income taxes	$2,956,359	$(1,211,390)	$1,744,969

Income tax provision at 39% statutory rate	1,152,980	(472,442)	680,538

Pro forma income tax provisions	$1,152,980	$(472,442)	$680,538

Income tax calculation for the period ended September 30, 2013:
		Pro forma
	IPC	Adjustments	Total
Income before provision for income taxes	$1,286,615	$(896,793)	$389,822

Income tax provision at 39% statutory rate	501,780	(349,749)	152,031

Pro forma income tax provisions	$501,780	$(349,749)	$152,031

(kk)
to record an adjustment for income taxes for the year ended December 31, 2012 for the acquisition of IPC completed in January 2014. Integration Partners had pro forma adjusted net income before income taxes of $1,744.969. This would have resulted in an income tax provision of $680,538.

To record an adjustment for income taxes for the period ended September 30, 2013 for the acquisition of integration Partners completed in January 2014.  IPC had pro forma net income before income taxes of $389,022.  This would have resulted in an income tax provision in the amount of $152,031.